UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 18, 2007

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry Into a Material Definitive Agreement.

     Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 18, 2007, Enterprise Financial Services Corp. (“EFSC”) amended its credit facility with U.S. Bank National Association (“US Bank”) by entering into a Third Modification Agreement with U.S. Bank (the “Third Modification”) regarding EFSC's Amended and Restated Credit Agreement dated July 28, 2006, as modified by a First Modification Agreement dated December 6, 2006 and as further modified by a Second Modification Agreement on February 23, 2007. The Third Modification is effective as of April 30, 2007.

     The primary effects of the Third Modification are:

     (i)   to increase the revolving credit commitment from $11 million to $16 million;

     (ii)  to extend the Revolving Credit Termination Date from April 30, 2007 to April 30, 2008; and

     (iii) to amend the definition of the term Fixed Charge Coverage Ratio contained in the Credit Agreement.

     The foregoing summary is qualified in its entirety by reference to the text of the Third Modification, which is filed as Exhibit 10.1 and is incorporated herein by reference. Registrant may use the proceeds from the credit facility for general working capital purposes and investment in Registrant's bank and non-bank subsidiaries.

     Item 9.01 Financial Statements in Exhibits

     (d) Exhibits

Exhibit No.	Description
10.1	Third Modification Agreement among Enterprise Financial Services Corp. and U.S. Bank National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2007

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Kevin C. Eichner
Kevin C. Eichner
Chief Executive Officer